UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	95-4502084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue
Pasadena,	California	91101
(Address of principal executive offices)		(Zip Code)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
AMENDED AND RESTATED 1997 STOCK AWARD AND INCENTIVE PLAN
(Full title of the plan)

Marc E. Binda
Chief Financial Officer and Treasurer
Alexandria Real Estate Equities, Inc.
26 North Euclid Avenue
Pasadena, California  91101
(626) 578-0777
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kenneth E. Kohler
Morrison & Foerster LLP
707 Wilshire Boulevard
Los Angeles, California 90017
(213) 892-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “SEC”), the information specified by Part I of Form S-8 has been omitted from this registration statement. This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 850,000 shares of Common Stock, par value $0.01 per share, of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), for issuance as awards to be granted under the Company’s Amended and Restated 1997 Stock Award and Incentive Plan (the “Plan”). On April 2, 2025, the Company filed with the SEC a definitive proxy statement that included proposals to, among other things, increase the number of shares available for issuance under the Plan by 850,000 shares of Common Stock. The proposal to increase the number of shares available for issuance under the Plan was approved by the Company’s stockholders on May 13, 2025.

INCORPORATION BY REFERENCE OF CONTENTS OF CERTAIN REGISTRATION STATEMENTS ON FORM S-8

In accordance with General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed Registration Statements on Form S-8 relating to the same employee benefit plan, the prior Registration Statement on Form S-8 (File No. 333-34223) filed with the SEC on August 22, 1997, Registration Statement on Form S-8 (File No. 333-60075) filed with the SEC on July 29, 1998, Registration Statement on Form S-8 (File No. 333-152433) filed with the SEC on July 21, 2008, Registration Statement on Form S-8 (File No. 333-167889) filed with the SEC on June 30, 2010, Registration Statement on Form S-8 (File No. 333-197212) filed with the SEC on July 2, 2014, Registration Statement on Form S-8 (File No. 333-212385) filed with the SEC on July 1, 2016, Registration Statement on Form S-8 (File No. 333-226129) filed with the SEC on July 11, 2018, Registration Statement on Form S-8 (File No. 333-239609) filed with the SEC on July 1, 2020, Registration Statement on Form S-8 (File No. 333-267990) filed with the SEC on October 24, 2022, and Registration Statement on Form S-8 (File No. 333-280937) filed with the SEC on July 22, 2024 are hereby incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this Registration Statement:

•the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on January 27, 2025;

•the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on April 28, 2025 and July 21, 2025, respectively;

•the Company’s current reports on Form 8-K filed with the SEC on January 30, 2025, February 3, 2025, February 13, 2025, March 6, 2025, and May 15, 2025;

•the description of the Company’s common stock contained in Exhibit 4.49 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on January 27, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and shall be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1
Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan, dated May 13, 2025 (filed as an exhibit to the Company’s current report on Form 8-K filed with the SEC on May 15, 2025 and incorporated herein by reference)

5.1	Opinion of Venable LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Venable LLP (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (contained on the signature page to this Registration Statement)
107	Filing Fee Table

ITEM 9. UNDERTAKINGS

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on July 21, 2025.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

/s/ Joel S. Marcus
Joel S. Marcus Executive Chairman

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel S. Marcus, Peter M. Moglia, and Marc E. Binda, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel S. Marcus	Executive Chairman	July 21, 2025
Joel S. Marcus	(Principal Executive Officer)

/s/ Peter M. Moglia	Chief Executive Officer and Chief Investment Officer	July 21, 2025
Peter M. Moglia	(Principal Executive Officer)

/s/ Marc E. Binda	Chief Financial Officer and Treasurer	July 21, 2025
Marc E. Binda	(Principal Financial Officer)

/s/ Andres R. Gavinet	Chief Accounting Officer	July 21, 2025
Andres R. Gavinet	(Principal Accounting Officer)

/s/ Steven R. Hash	Lead Director	July 21, 2025
Steven R. Hash

/s/ Claire Aldridge, Ph.D.	Director	July 21, 2025
Claire Aldridge, Ph.D.

/s/ James P. Cain	Director	July 21, 2025
James P. Cain

/s/ Maria C. Freire, Ph.D.	Director	July 21, 2025
Maria C. Freire, Ph.D.

/s/ Richard H. Klein	Director	July 21, 2025
Richard H. Klein

/s/ Sheila K. McGrath	Director	July 21, 2025
Sheila K. McGrath

/s/ Michael A. Woronoff	Director	July 21, 2025
Michael A. Woronoff